EXHIBIT 10.1 (ii)

NON-NEGOTIABLE PROMISSORY NOTE

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Borrower:	Zion Oil & Gas, Inc.	Lender	Robert E. Render Trust U/A DTD 2-15-94
	6510 Abrams Road, Suite 300		P. O. Box 809
	Dallas, Texas 75231		Lewiston, MI 49756
	U.S.A.		_______________

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Principal Amount: $100,000 Date of Note: June 30, 2004

PROMISE TO PAY. Zion Oil & Gas, Inc. (the "Borrower") promises to pay Robert E. Render Trust U/A DTD 2-15-94 ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Hundred Thousand Dollar ($100,000.00) (the "Loan") or so much thereof as may be outstanding, together with interest on the unpaid outstanding principal balance.

LOAN AGREEMENT. This Note is made pursuant to that certain Loan Agreement dated as of June 30, 2004 between Lender and Borrower (the "Loan Agreement"). In the event of any discrepancy between this Note and the Loan Agreement, this Note shall prevail.

MATURITY AND PAYMENT OF PRINCIPAL. Borrower will pay the outstanding principal balance in accordance with the following payment schedule, subject to the Extension Option as provided below:

Six (6) monthly payments (due on the first day of each month) on account of principal of One Thousand Six Hundred and Sixty Six Dollars and 67/00 ($1,666.67) each commencing September 1, 2004 and through and including February 1, 2005, with the remaining principal amount of Eighty-Nine Thousand Nine Hundred and Ninety-Nine and 98/00 Dollars ($89,999.98) (the "Remaining Principal Amount") due on March 2, 2005.

OPTION TO EXTEND PRINCIPAL REPAYMENT: Lender shall have the option (the "Extension Option") to be exercised by written notice to Borrower no later than February 15, 2005 to convert the Loan into a five (5) year reducing principle term loan with final payment due on August 1, 2009. If the Extension Option is exercised, the Remaining Principal Amount shall be paid in fifty-four (54) monthly payments on account of principal in the amount of One Thousand Six Hundred and Sixty Six and 67/00 Dollars ($1,666.67) each commencing March 2, 2005 and terminating August 1, 2009.

INTEREST RATE AND PAYMENT. The interest rate to be applied prior to maturity to the unpaid principal balance of this Note shall be ten per cent (10%) per annum, payable monthly in arrears commencing September 1, 2004. Interest shall be computed on the basis of a 360-day year consisting of twelve (12) months of thirty (30) days each on the basis of the average daily principal balance during the preceding month. Interest for any partial monthly period shall be calculated at the daily rate of 0.0278% of the average daily principal balance during said partial monthly period. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

POST MATURITY RATE. Upon the occurrence of any Event of Default or if this Note is not paid at final maturity, Lender, at Lender's option, may add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the Post Maturity Rate provided in this Note. The "Post Maturity Rate" on this Note is the lesser of the maximum rate allowed by applicable law or twenty per cent (20%) per annum. Borrower will pay interest on all sums due after final maturity whether by acceleration or otherwise, at that rate.

DEFAULT. Upon Borrower's failure to cure any of the following events within (3) days written notice from Lender to Borrower, each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Entry into Senior Credit Agreements. Except with the prior written agreement of Lender, Borrower shall enter into any credit agreement which by its terms shall provide a security interest in any asset of the Borrower or provide that, in the event of the insolvency, dissolution or liquidation of the Borrower, the creditor under such agreement shall have preference rights, other than as provided by law, over the rights of the Lender under this Note (such agreements, "Senior Credit Agreements"); provided, however, that indebtedness of the Borrower outstanding on the date of issuance of this Note and arrangements of Borrower with directors, employees and trade creditors in connection with salary, fees and trade debt shall not be considered Senior Credit Agreements.

Other Defaults. Borrower fails to comply with or to pay or perform any other term, obligation, covenant or condition contained in this Note or the Loan Agreement.

Transfer of Assets. Borrower leases, sells, or otherwise conveys, or agrees to lease, sell, or otherwise convey, a material part of its assets or business outside of the ordinary course of business.

Judgments or Decrees. One or more judgments or decrees shall be entered against the Borrower in aggregate amounts exceeding $300,000, and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure, repossession, attachment, levy, execution, or forfeiture proceedings, whether by judicial proceeding, self-help, or any other method, by any creditor of Borrower, or by any governmental agency against any assets of Borrower. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonability of the claim that is the basis of the creditor or forfeiture proceeding.

Failure to Comply with Laws. Borrower fails to comply with all applicable statutes, laws, ordinances and governmental rules, regulations and orders to which it is subject or which are applicable to its business, property and assets, and such failure results in a material adverse consequence to Borrower.

LENDER'S RIGHTS. Upon the occurrence of any Event of Default, Lender may declare the entire unpaid principal balance on this Note and the Indebtedness and all accrued unpaid interest immediately due, without notice (except that in the case of any Event of Default of the type described in the DEFAULT - Insolvency section herein, such acceleration shall be automatic and not at Lender's option), and then Borrower will pay that amount.

ATTORNEY'S FEES. Lender may hire an attorney to help collect the Loan if Borrower does not pay, and Borrower will pay Lender's reasonable attorney's fees. Borrower also will pay Lender all other amounts Lender actually incurs as court costs.

GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with the laws of the State of Texas.

INDEBTEDNESS. The word "Indebtedness" means all principal, interest, and other amounts, costs and expenses payable under the Note or the Loan Agreement, together with all renewals of, extensions of, modifications of, consolidations of and substitutions for the Note or the Loan Agreement, together with interest on such amounts as provided in this Note.

JURY WAIVER. THE UNDERSIGNED AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE LOAN AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDERTO PROVIDE THE FINANCING EVIDENCED BY THIS DOCUMENT AND THE LOAN AGREEMENT.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect") any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by the law of the State of Texas. Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Note until payment in full so that the rate or amount of interest on account of the loan evidenced hereby does not exceed the applicable usury ceiling. It is agreed that any payment which would otherwise for any reason be deemed unlawful interest under applicable law shall be deemed to have been applied to the unpaid principal balance of this Note, or to other indebtedness. The unpaid balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower to the extent allowed by law, waives presentment, demand for payment, notice of dishonor, notice of intent to accelerate the maturity of this Note, and notice of acceleration of the maturity of this Note. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. Unless specifically permitted otherwise by the terms and conditions of this Note, no alteration of or amendment to this Note shall be effective unless given in writing and conditions of this Note, no alteration of or amendment to this Note shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment. This Note is not assignable except with the prior written consent of the Borrower.

BORROWER

Zion Oil & Gas, Inc.

By: /s/ E A Soltero Attest: /s/ William H. Avery

Eugene A. Soltero, President William H. Avery, Assistant Secretary